Exhibit 10.7

                               TECO ENERGY GROUP
                       SUPPLEMENTAL RETIREMENT BENEFITS
                                TRUST AGREEMENT

                        1997 Amendment and Restatement

      The TECO Energy Group Supplemental Retirement Benefits Trust Agreement by and between TECO Energy, Inc. (the "Company") and NationsBank, N.A. (South) (successor to Barnett Banks Trust Company, the "Trustee"), as previously amended, is hereby amended and restated in its entirety effective as of January 15, 1997.

      WHEREAS, the Company maintains the plans listed on Exhibit A (such plans being hereinafter collectively referred to as the "plans" and individually as a "plan") under which certain eligible officers of the Company and its subsidiaries and their spouses may become eligible for supplemental retirement income and excess plan benefits ("supplemental benefits"); and

      WHEREAS, the Company desires to amend and restate the trust agreement;

      NOW THEREFORE, in consideration of the mutual agreements contained herein, the Company and the Trustee hereby agree to amend and restate the trust agreement as follows:

SECTION 1.  TRUST FUND

      1.1. Subject to the claims of its creditors as set forth in Section 4, the Company has heretofore deposited certain sums of cash or other property with the Trustee pursuant to the trust agreement. Such cash or other property shall continue to be held, administered and disposed of by the Trustee as provided in this trust agreement.

      1.2. The trust will be irrevocable. However, if at any time before a "change in control of the Company" (as defined below), the Company obtains an opinion of counsel, acceptable to the Company and the Trustee, that the plans would be deemed "funded" for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, by reason of the trust, or that amounts held in the trust or contributed thereto, or earnings thereon, would be includible in the income of trust beneficiaries before distribution to them from the trust, the trust will become revocable. Any revocation will be accomplished by written notice thereof from the Company to the Trustee. Upon receipt of such a notice of revocation, the Trustee will deliver the assets of the trust to the Company.
      1.3. The trust is intended to be a grantor trust of which the Company is treated as the owner under Section 671 of the Internal Revenue Code of 1986, as it may be amended from time to time, and the trust will be construed accordingly.

      1.4. The principal of the trust and any earnings hereon, unless returned to the Company under Section 1.2 or Section 6 or used to defray the expenses of the trust, will be used exclusively for the benefit of trust beneficiaries or, to the extent provided under Section 4, for the benefit of general creditors of the Company. No trust beneficiary will have any preferred claim on, or any beneficial ownership interest in, any assets of the



                                                                  Exhibit 10.7

trust before such assets are paid to the trust beneficiaries as supplemental benefits under Section 3, and all rights created under the plans and this t r u s t agreement will be unsecured contractual rights of the trust beneficiaries against the Company.

      1.5. The Trustee shall keep such records and maintain such books and accounts as shall at all times be sufficient to indicate, for accounting purposes, the proportionate part of the trust that is held on behalf of the officers listed on Exhibit B. For this purpose only, the Trustee shall maintain separate bookkeeping accounts for each such officer and shall credit thereto all contributions made by the Company to fund benefits payable to such officer or his beneficiary, and earnings thereon, and shall charge thereto all payments made to or for the account of such officer or his beneficiary. Notwithstanding the foregoing, the Trustee may hold the trust as a single fund and may invest and reinvest the commingled assets and receive the income and proceeds thereof, all without regard to the source of any part of the commingled assets.

SECTION 2.  FUNDING OF TRUST FUND

      2.1. The Company may at any time and from time to time make deposits of cash or other property with the Trustee to augment the principal of the trust, and the Trustee will hold, administer and dispose of such deposits as provided in this trust agreement.

      2.2. If at the time of a "potential change in control of the Company" (as defined below), this trust (a) has not been terminated or revoked and (b) is not "fully funded" (as defined below), the Company will promptly deposit in the trust cash sufficient to cause the trust to be fully funded as of the date of the deposit. In the event of a potential change in control of the Company, the Company will recalculate the fully funded amount as of the last day of the calendar year in which such potential change in control occurs and as of the last day of every calendar year following the potential change in control. If the amount so calculated exceeds the fair market value of the assets then held in trust, the Company will promptly (and in no event later than 30 days after such recalculation date) deposit in the trust cash equal to such excess. If the fully funded amount so calculated is less than the fair market value of the assets held in trust, the Trustee, upon receipt of a written request from the Company, will distribute to the Company such difference in cash.

      2.3. For purposes of this Section 2, the trust will be deemed "fully funded" as of any date if, as of such date, the fair market value of the assets held in the trust is not less than the aggregate present value as of such date of (a) all benefits then in pay status under the plans (including benefits not yet begun for eligible officers who have retired, died or otherwise terminated employment under circumstances entitling them to benefits under any of the plans) plus (b) all benefits that would become payable under the plans if on such date a change in control of the Company was deemed to have occurred and all participants under each of the plans were deemed to have retired for purposes of such plans. In applying the preceding sentence, present value will be determined by using the interest and mortality assumptions used in determining lump sum present values under the TECO Energy Group Retirement Plan, as it may be amended from time to time.




                                                                  Exhibit 10.7

      2.4. For purposes of this trust agreement, a "change in control of the Company" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") whether or not the Company is in fact required to comply therewith; provided, that, without limitation, such change in control shall be deemed to have occurred if:

            (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

            (b) during any period of 24 consecutive months (not including any period prior to the effective date of this agreement), individuals who at the beginning of such period constitute the board of directors of the Company (the "board") and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraphs (a), (c) or (d) of this Section 2.4) whose election by the board or nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

            (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires 30% or more of the combined voting power of the Company's then outstanding securities; or

            (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

      2.5. For purposes of this trust agreement, a "potential change in control of the Company" shall be deemed to have occurred if:

            (a) the Company enters into an agreement, the consummation of which would result in the occurrence of a change in control of the Company;






                                                                  Exhibit 10.7

            (b) any person (including the Company), publicly announces an intention to take or consider taking actions which if consummated would constitute a change in control of the Company;

            (c) any person (as hereinabove defined), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (a) is or becomes the beneficial owner, (b) discloses directly or indirectly to the Company or publicly a plan or intention to become the beneficial owner, or (c) makes a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to securities to become the beneficial owner, directly or indirectly, of securities representing 9.9% or more of the combined voting power of the outstanding voting securities of the Company; or

            (d) the board adopts a resolution to the effect that, for purposes of this trust agreement, a potential change in control of the Company has occurred.

      2.6. Upon the termination of employment with the Company of an officer listed on Exhibit B for any reason, the Company will promptly deposit in the trust cash equal to the present value of all benefits to which such officer or his beneficiary is entitled. Such deposit will be credited to the account established on behalf of such officer under Section 1.5. The Company will recalculate such present value as of the last day of the calendar year in which such termination of employment occurs and as of the last day of every calendar year following the termination of employment. If the amount so calculated exceeds the fair market value of the assets then credited to such officer's individual account by at least one percent, the Company will promptly (and in no event later than 30 days after such recalculation date) deposit in the trust for crediting to the account cash equal to such excess. In applying the preceding sentences, present value will be determined by using the interest and mortality assumptions used in determining lump sum present values under the TECO Energy Group Retirement Plan, as it may be amended from time to time.

      2.7 The Trustee will, and any participant or beneficiary may, take any actions necessary to enforce the deposit of funds as required under this
Section 2, including bringing suit or instituting other legal proceedings against the Company. Any such person taking action to enforce the payment of contributions will be entitled to reimbursement from the trust or, if such assets are insufficient, from the Company for any costs or expenses, including reasonable attorneys fees, of the enforcement action. In taking any such action, the Trustee may rely on such evidence as it deems appropriate of the event or events giving rise to the Company's obligation to contribute. In the case of contributions required under Section 2.2, such evidence may include a public announcement of the event constituting a "potential change in control of the Company". In the case of contributions required under Section 2.6, such evidence may include a participant's affidavit that employment with the Company has terminated supported by a copy of a resignation letter, severance agreement or other appropriate documentation of termination.

SECTION 3.  PAYMENTS TO TRUST BENEFICIARIES



                                                                  Exhibit 10.7

      3.1. Subject to the availability of the assets in the trust and provided the Company is not then "insolvent" (as hereinafter defined), the Trustee will make payments of supplemental benefits to trust beneficiaries as they fall due in accordance with the plans. If the assets of the trust are not sufficient to make all payments of supplemental benefits to trust beneficiaries, the Company will make the balance of such payments as they fall due.

      3.2. If the Company at any time amends the provisions of a plan, the Company will deliver a copy of the instrument amending such plan to the Trustee.

      3.3. If at any time following a change in control of the Company, it is determined by the Trustee that amounts held in the trust or contributed thereto, or earnings thereon, would be includable in the income of trust beneficiaries before distribution to them from the trust, the Trustee shall distribute such amounts as are includable in the income of trust beneficiaries to such beneficiaries. With respect to any amounts contributed under Section
2.6 and the earnings thereon, if at any time before a change in control the Company obtains an opinion of counsel, acceptable to the Company and the Trustee, that the related plans would be deemed "funded" for purposes of Title I of the Employee Retirement Security Act of 1974, as amended, by reason of the trust, or that amounts held in the trust or contributed thereto, or earnings thereon, would be includible in the income of trust beneficiaries before distribution to them from the trust, the Trustee shall distribute such amounts to such beneficiaries.

      3.4. Subject to Section 4, all amounts credited to the account established on behalf of an officer under Section 1.5, and all earnings thereon, will be used solely to make payments of supplemental benefits to such officer or his beneficiary and will not be available for payment of benefits to any other trust beneficiary. If the amounts credited to the account are for any reason insufficient to make payments to such officer and his beneficiary, such payments may be made from any assets in the trust other than assets credited to the accounts established on behalf of other officers under
Section 1.5. If such other assets of the trust are not sufficient to make such payments, the Company will make the balance of such payments as they fall due. Upon payment of all supplemental benefits to such officer and his beneficiary, any amounts that remain credited to the account established on behalf of such officer will become general assets of the trust available for payment of supplemental benefits to any trust beneficiaries.

SECTION 4.  PAYMENTS TO TRUST BENEFICIARIES WHEN THE COMPANY IS INSOLVENT

      4.1. The Company will be deemed to be "insolvent" for purposes of this trust agreement upon the occurrence of any of the following:

            (a) t h e Company makes an assignment for the benefit of creditors, files a petition in bankruptcy, petitions or applies to any t r i b unal for the appointment of a custodian, receiver, liquidator, sequestrator, or any trustee for it or a substantial part of its assets, or c o mmences any case under any bankruptcy, reorganization, arrangement, readjustment of a debt, dissolution, or liquidation law or statute of any jurisdiction (federal or state), whether now or hereafter in effect; or if any



                                                                  Exhibit 10.7

such petition or application is filed, or any such case is commenced against it, in which an order for relief is entered or which remains undismissed and unstayed for 90 days; or the Company by any act or omission indicates its consent to, approval of or acquiescence in any such petition, application or case or order for relief or to the appointment of a custodian, receiver or any trustee for it or any substantial part of its assets, or suffers any such custodianship, receivership, or trusteeship to continue undischarged;

            (b) the Company generally does not pay its debts as such debts become due or ceases to pay its debts in the ordinary course of business; or

            (c) the sum of the Company's debts is determined to be greater than all its property at a fair valuation; or

            (d) the present saleable value of the Company's assets is determined to be less than the amount that would be required to pay the probable liability on its existing debts as they become absolute and matured.

      4.2. At all times during the continuance of the trust, the principal and income of the trust will be subject to claims of general creditors of the Company, but only to the extent hereinafter set forth.

            If at any time the Trustee has actual knowledge that the Company is insolvent, the Trustee will deliver any undistributed principal and income in the trust to satisfy such claims as a court of competent jurisdiction may direct. The board and the chief financial officer of the Company shall inform the Trustee of the Company's insolvency as soon as practicable after either of them knows of the Company's insolvency. If the Company or a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become insolvent, the Trustee will independently determine, within 30 days after receipt of such writing, whether the Company is insolvent. P e nding such determination, the Trustee will discontinue payments of supplemental benefits to trust beneficiaries. The Trustee will resume payments  of  supplemental  benefits to trust beneficiaries in accordance with
Section 3 of this trust agreement only after the Trustee has determined that the Company is not insolvent (or is no longer insolvent, if the Trustee initially determined the Company to be insolvent). The Trustee will have no duty to inquire whether the Company is insolvent unless the Trustee has actual knowledge of facts indicating that the Company may be insolvent or has received an allegation of insolvency as provided in this Section 4.2. The Trustee may in all events rely on such evidence concerning the Company's solvency which in the opinion of the Trustee provides a reasonable basis for making a determination concerning the Company's solvency.

            Nothing in this trust agreement will in any way diminish or augment any rights of trust beneficiaries to pursue their rights as general creditors of the Company with respect to their supplemental benefits or otherwise.

      4.3. If the Trustee discontinues payments of supplemental benefits from the trust under Section 4.2 and subsequently resumes such payments, the first payment following such discontinuance will include the aggregate amount of all payments which would have been made to trust beneficiaries (together with interest at a rate equal to the prime rate as published in the Wall Street



                                                                  Exhibit 10.7

Journal from time to time, compounded annually on the amount delayed) in accordance with the plans during the period of such discontinuance, less the aggregate amount of any payments made to trust beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

SECTION 5.  INVESTMENT OF PRINCIPAL AND INCOME

      Before a change in control of the Company, the Trustee will invest the principal of the trust and any earnings thereon in accordance with such investment objectives, policies and restrictions as the Company may from time to time communicate to the Trustee, or, if the Company has appointed an investment manager to manage or direct the investment of some or all of the assets  of  the  trust,  in  accordance with the directions of such investment manager. The Trustee is authorized to invest the assets of the trust in a common, collective or pooled trust fund maintained by the Trustee. The Trustee will have no duty to inquire into or review the investment objectives, policies, or restrictions, or the investments made pursuant to the directions of an investment manager. However, assets held in trust will not be invested in securities or obligations issued by the Company or any affiliate of the Company. Following a change in control of the Company, the Trustee will invest the assets of the trust as it determines in its sole discretion, in any form of tangible or intangible property, real or personal, or in the securities or obligations of any form of enterprise wherever it may be located (other than in securities or obligations of the Company or an affiliate of the Company).

SECTION 6.  DISPOSITION OF PRINCIPAL AND INCOME

      At all times during the continuance of the trust, all principal amounts contributed to the trust and all interest thereon, net of expenses, will, unless paid as distributions to trust beneficiaries under Section 3.1 or to creditors of the Company under Section 4.2, be accumulated and reinvested for the purposes provided herein. Except as provided in Section 1.2 or
Section 2.2, the Company will have no right or power to direct the Trustee to return to the Company or to direct to others any of the trust assets before all payments of supplemental benefits payable under the trust have been made to trust beneficiaries. Upon payment of all such supplemental benefits, the Trustee will return to the Company all amounts, if any, then remaining in the trust.

SECTION 7.  ACCOUNTING BY THE TRUSTEE

      The Trustee will keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions of the trust, including such specific records as will be agreed upon in writing between the Company and the Trustee. All such accounts, books and records will be open to inspection and audit at all reasonable times by the Company. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of the Trustee, the Trustee will deliver to the Company a written account of its administration of the trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions of the trust, including a description of all securities



                                                                  Exhibit 10.7

and investments purchased and sold with the cost or net proceeds of such p u rchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the trust at the end of such year or as of the date of such removal or resignation, as the case may be.

ECTION 8.   RESPONSIBILITY OF THE TRUSTEE

      8.1. The Trustee will act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee will incur no liability to any one for any action reasonably taken in accordance with a written direction, request, or approval given by the Company or by an investment manager appointed by the Company that is contemplated by and complies with the terms of this trust agreement, including distributions made in accordance with a plan and to that extent will be relieved of the prudent person rule for investments.

      8.2. The Trustee may consult with legal counsel (who may also be counsel for the Trustee generally or counsel to the Company) with respect to any of its duties or obligations hereunder, including any determination as to whether a change in control of the Company has occurred or as to whether the Company is insolvent, and will not be held responsible for acting or refraining from acting in accordance with the advice of any such counsel selected with reasonable care.

      8.3. The Trustee may hire such agents, legal counsel, accountants, actuaries, investment managers and financial consultants as may be reasonably necessary to administer the trust.

      8.4. The Trustee will have, without exclusion, all powers conferred on trustees by applicable law unless expressly provided otherwise herein; provided, however, that if an insurance policy or annuity contract is held as an asset of the trust, the Trustee will have no power to name a beneficiary of the policy or contract other than the trust or, except in accordance with
Section 6 hereof, to assign the policy or contract (as distinct from conversion of the policy or contract to a different form) other than to a successor to the Trustee or to loan to any person the proceeds of any borrowing against such policy or contract.

SECTION 9.  COMPENSATION AND EXPENSES OF THE TRUSTEE

      The Trustee will be entitled to receive such reasonable compensation for its services as the Company and the Trustee agree upon in writing. The Trustee will also be entitled to receive its reasonable expenses incurred with respect to the administration of the trust, including expenditures reasonably incurred by the Trustee pursuant to Sections 8.2 and 8.3 of this trust agreement and any taxes required to be paid by the Trustee in respect of the trust. All such compensation and expenses will be paid by the Company, but if not paid by the Company will be a charge against and may be paid from the assets of the trust.

SECTION 10.  REPLACEMENT OF THE TRUSTEE



                                                                  Exhibit 10.7

      The Trustee may be removed at any time by the Company, or may resign, in either case by at least 30 days' advance notice in writing (unless the parties waive such notice or agree to a shorter notice period). In the case of the removal or the resignation of the Trustee before a change in control of the Company, the Company will appoint a new corporate Trustee, independent and not subject to the control of either the Company, any affiliate thereof or any trust beneficiary. Following a change in control of the Company, the Trustee cannot be removed by the Company. If the Trustee resigns following a change in control of the Company, it will either appoint a successor Trustee (which will be a corporate Trustee, independent and not subject to the control of either the Company, any affiliate thereof or any trust beneficiary) or obtain appointment of such a Trustee by court order.

SECTION 11.  AMENDMENT OR TERMINATION

      11.1. This trust agreement may be amended at any time and to any extent by a written instrument executed by the Trustee and the Company; provided, however, that following a change in control of the Company this trust agreement may not be amended or terminated, and following a potential change in control of the Company and prior to the occurrence of a change in control of the Company the trust agreement may not be amended in any manner adverse to any trust beneficiaries unless (a) at least one year has expired since the most recent event or transaction constituting a potential change in control of the Company and (b) in respect of a potential change in control which previously occurred, no facts or circumstances continue to exist which, if initially occurring at the time any termination or amendment of this trust agreement is to occur, would constitute a potential change in control of the Company; and provided further, that while the trust is irrevocable, no such amendment will make the trust revocable or permit assets of the trust, before the payment of all supplemental benefits, to be returned to the Company or paid out of the trust to any other person (except to trust beneficiaries pursuant to the plans or to creditors of the Company under Section 4); and provided further that this trust agreement may not be amended or terminated in any manner adverse to any of the officers listed on Exhibit B or their beneficiaries without the written consent of such officer of beneficiary, as the case may be.

      11.2. The trust will not terminate until the date on which the last trust beneficiary ceases to be entitled to supplemental benefits payable under the trust, unless sooner revoked in accordance with Section 1.2; provided, however, that the trust shall terminate no later than 21 years following the death of all individuals who were participants in any plan on the date hereof (and their respective beneficiaries as of such date).

      11.3. Upon termination of the trust as provided in Section 11.2 or upon revocation of the trust under Section 1.2, any assets remaining in the trust will be returned to the Company.

SECTION 12.  SEVERABILITY AND ALIENATION

      12.1. Any provision of this trust agreement prohibited by law will be ineffective to the extent of any such prohibition without invalidating the remaining provisions hereof.





                                                                  Exhibit 10.7

      12.2. To the extent permitted by law, benefits to trust beneficiaries under this trust agreement may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process, and no benefit actually paid to a trust beneficiary by the Trustee will be subject to any claim for repayment by the Company or the Trustee.

SECTION 13.  GOVERNING LAW

      This trust agreement will be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the conflicts of law principles thereof.

SECTION 14.  ENTIRE AGREEMENT

      This trust agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto and respect to the subject matter hereof.

            IN WITNESS WHEREOF, the Company and the Trustee have executed this amended and restated trust agreement as of January 15, 1997.

                                    TECO ENERGY, INC.


                                    By:
                                       Roger A. Dunn
                                       Vice President - Human Resources

                                    NATIONSBANK, N.A. (SOUTH),
                                    as Trustee


                                    By:
                                    Name:
                                    Title:




















                                                                  Exhibit 10.7

                                   EXHIBIT A

TECO Energy Group Supplemental Executive Retirement Plan

Excess benefit plan contained in the TECO Energy Group Retirement Plan

TECO Energy Group Retirement Savings Excess Benefit Plan

TECO  Energy,  Inc.  Supplemental  Executive  Retirement  Plan  for  Girard F.
Anderson

TECO Energy, Inc. Supplemental Executive Retirement Plan for H.L. Culbreath

TECO Energy, Inc. Supplemental Executive Retirement Plan for Roger A. Dunn

TECO  Energy,  Inc.  Supplemental  Executive  Retirement  Plan  for Royston K.
Eustace

TECO Energy, Inc. Supplemental Executive Retirement Plan for T.L. Guzzle

TECO Energy, Inc. Supplemental Executive Retirement Plan for Roger H. Kessel

TECO Energy, Inc. Supplemental Executive Retirement Plan for Richard E. Ludwig

TECO Energy, Inc. Supplemental Executive Retirement Plan for Alan D. Oak

TECO Energy, Inc. Supplemental Executive Retirement Plan for Keith S. Surgenor

TECO Energy, Inc. Supplemental Executive Retirement Plan for James K. Taggart




























                                                                  Exhibit 10.7

                                   EXHIBIT B


Girard F. Anderson

Roger A. Dunn

Royston K. Eustace

Timothy L. Guzzle

Roger H. Kessel

Richard E. Ludwig

Alan D. Oak

Keith S. Surgenor

James K. Taggart

































